Exhibit 10.3

SECOND AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (the “Amendment”), is entered into as of May 14, 2015, by and between SQUARE 1 BANK (“Bank”) and VIVEVE, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of September 30, 2014 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)    Bank hereby waives Borrower’s violation of OUS Clinical Trial Milestones covenant, as more particularly described in Section 6.7(b)(ii) of the Agreement, for failing to receive by April 15, 2015 evidence of positive 3-month interim data in the OUS Clinical Trial.

2)    Bank hereby waives Borrower’s violation of the Minimum Equity Event covenant, as more particularly described in Section 6.7(c) of the Agreement, for failing to receive on May 1, 2015 an amount mutually acceptable to the Board of Directors of Borrower and Bank before Borrower had Remaining Months Cash of 1.5 or less.

3)     Section 2.1(b)(iii) of the Agreement is hereby amended and restated, as follows:

(iii)     Tranche 3. Borrower may request a Term Loan or Term Loans under Tranche 3 in the principal amount of up to One Million Dollars ($1,000,000) at any time during the period 1) beginning on the date that Borrower has provided evidence acceptable to Bank of (a) positive interim 3-month results from the OUS Clinical Trial and 2) ending on July 15, 2015. The proceeds of the Tranche 3 Advances shall be used for general working capital purposes and for capital expenditures.

4)     Section 6.7(b)(ii) of the Agreement is hereby amended and restated, as follows:

(ii)     Receive by July 10, 2015 evidence of positive 3-month interim data in the OUS Clinical Trial.

5)     Section 6.7(d) of the Agreement is hereby deleted.

6)    Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

7)     Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

8)    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

9)     As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)     this Amendment, duly executed by Borrower;

b)    receipt by Borrower, after May 7, 2015 but on or before May 14, 2015, of at least $10,000,000 in net cash proceeds from the sale or issuance of equity securities of Borrower to investors acceptable to Bank;

c)     an amended and restated warrant to purchase stock, in form and substance satisfactory to Bank, duly executed by Parent;

d)     a second warrant to purchase stock, in form and substance satisfactory to Bank, duly executed by Parent;

e)    payment of all Bank Expenses, including Bank’s expenses for the documentation of this Amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrower’s accounts; and

f)     such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

VIVEVE, INC.	SQUARE 1 BANK

By: /s/ Scott Durbin	By: /s/ Brian Kirkpatrick
Name: Scott C. Durbin	Name: Brian Kirkpatrick
Title: Chief Financial Officer	Title: Vice President

[Signature Page to Second Amendment to Loan and Security Agreement]

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